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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Employee Stock Purchase Plan, the 1999 Equity Incentive Plan and the 2004 Equity Incentive Plan of Omnicell, Inc. of our report dated January 23, 2004, with respect to the consolidated financial statements and schedule of Omnicell, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

San Jose, California
June 1, 2004

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  EXHIBIT 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS